SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 28, 2004

(Date of earliest event reported)

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices) (Zip Code)

(925) 460-3600

(Registrants’ telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On July 28, 2004, The Cooper Companies, Inc. (“Cooper”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Cooper, TCC Acquisition Corp., a wholly owned subsidiary of Cooper (“Merger Sub”), and Ocular Sciences, Inc. (“Ocular”). The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated into this report as if fully set forth herein. In connection with the execution of the Merger Agreement, John D. Fruth, Chairman of Ocular’s Board of Directors and stockholder, entered into a Voting Agreement, dated as of July 28, 2004 (the “Voting Agreement”), by and among himself, Cooper and Merger Sub. The Voting Agreement is attached hereto as Exhibit 2.2 and is incorporated into this report as if fully set forth herein. On July 28, 2004, Cooper issued a press release relating to the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated into this report as if fully set forth herein.

ITEM 7. FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 28, 2004, by and between The Cooper Companies, Inc., TCC Acquisition Corp. and Ocular Sciences, Inc.

2.2	Voting Agreement, dated as of July 28, 2004, by and among John D. Fruth, The Cooper Companies, Inc., and TCC Acquisition Corp.

99.1	Press Release, dated July 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Cooper Companies, Inc.

Date: July 29, 2004	By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Vice President of Legal Affairs, Secretary and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 28, 2004, by and between The Cooper Companies, Inc., TCC Acquisition Corp. and Ocular Sciences, Inc.

2.2	Voting Agreement, dated as of July 28, 2004, by and among John D. Fruth, The Cooper Companies, Inc., and TCC Acquisition Corp.

99.1	Press Release, dated July 28, 2004